  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2011

DIADEXUS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-26483	94-3236309
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 343 Oyster Point Boulevard, South San Francisco, California 94080

(Address of Principal Executive Offices)          (Zip Code)

Registrant’s telephone number, including area code: (650) 246-6400

  N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On April 19, 2011, diaDexus, Inc. (the “Company”) entered into a Volume Discount Addendum No. 2 (“Addendum No. 2”) with Health Diagnostics Laboratory (“HDL”) that, effective as of April 1, 2011, provides that HDL will no longer purchase certain of the Company’s diagnostic test products through a distributor and instead will purchase such products directly from the Company.  Addendum No. 2 amends the earlier Purchase Agreement (the “Purchase Agreement”) and Volume Discount Addendum (“Addendum No. 1”), each effective as of January 1, 2011, by and between the Company and HDL (collectively, as amended by Addendum No. 2, the “Amended Purchase Agreement”).  The Amended Purchase Agreement provides for volume-based pricing for HDL’s purchase of the Company’s diagnostic test products for a limited term.

The foregoing is only a summary of the material terms of the Purchase Agreement, Addendum No. 1 and Addendum No. 2, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Purchase Agreement, Addendum No. 1 and Addendum No. 2 that will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

diaDexus, Inc.
(Registrant)

Date: April 25, 2011
	By:	/s/ David J. Foster
David J. Foster Executive Vice President, Chief Financial Officer and Secretary